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                              EMPLOYMENT AGREEMENT

               Agreement dated as of the 1st day of April, 1995, between Pioneer Commercial Funding Corp., a New York Corporation (the "Company") and Glenda Klein (the "Executive").

                               W I T N E S S E T H

               WHEREAS, the Executive has heretofore served as the Senior Vice President and Chief Financial Officer of the Company; and

               WHEREAS,   the  Company   desires  to  formalize  the  terms  and
conditions of the Executive's continued employment by the Company in the manner hereinbelow provided,

               NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions hereinbelow set forth, it is agreed, as follows:

                                    ARTICLE 1
                                   Employment

               Section 1.1 Employment of the Executive. Commencing on the date first above-written (the "Commencement Date") and continuing through March 31, 1997, the Executive shall be engaged by the Company as Senior Vice President and Chief Financial Officer, reporting to the Chief Executive of the Company. During said period of employment, (a) the Executive shall devote substantially all of her time and efforts to the Company's business, provided, however, that the Executive may serve on a reasonable number of boards of directors, trade associations and public service organizations, committees and commissions; and
(b) the Executive shall stand for election as a Director of the Company at the annual meetings of shareholders held throughout the term of her service under this Agreement.

                                    ARTICLE 2
                             Compensation; Benefits

               Section 2.1 Salary. In consideration of her services hereunder, the Executive shall receive a base salary payable at the rate of $90,000 per annum during the first year of the term of this Agreement, and $100,000 per annum during the second year of such term, subject to such increases, but not decreases therein, to be made from time to time during the term hereof as the Board of Directors, or the Compensation Committee thereof, may deem appropriate. The payment of such salary shall be made in twice monthly installments and shall be subject to all applicable withholding obligations imposed upon the Company by federal, state and local taxing authorities. The Board of Directors, or said Committee, may in its discretion approve one or more bonuses to the Executive based on performance or such other

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circumstances as the Board deems appropriate.

               Section 2.2 Stock Options. In order to stimulate the efforts of the Executive, strengthen her desire to remain with the Company and provide her with a more direct interest in its welfare by encouraging and enabling the Executive to acquire shares of the Company's $.01 par value common stock ("Common Stock"), the Company hereby agrees to grant to the Executive:

                      (a) an option to purchase 100,000 shares of Common Stock during the five year period commencing on the Commencement Date at an exercise price of $5.00 per share; and

                      (b) in the event that the Executive shall have been continuously employed by the Company during the period commencing on the Commencement Date and continuing through April 30, 1996, an option to purchase 50,000 shares of Common Stock during the five year period commencing on May 1, 1996 at an exercise price equal to the closing price of the Common Stock, as quoted on April 30, 1996 on the principal market on which such shares shall then be (or if no trading in the Common Stock shall have taken place on such date, then on the next preceding date on which such trading shall have occurred). If the Common Stock shall not then be registered under the Securities and Exchange Act of 1934 and publicly traded on the Nasdaq Stock Market or any other exchange, the exercise price for said option shall be determined by mutual agreement between the Company's Board of Directors and the Executive.

                      (c) The above-described options shall not be "incentive stock options," as such term is used in Section 422A of the Internal Revenue Code of 1986, as amended. The option described in Section 2.2(a) hereof shall be fully vested on the Commencement Date, and shall be exercisable at any time during the term thereof, regardless of the Executive's employment status with the Company on the date or dates of exercise thereof. The option described in
Section 2.2(b) hereof shall be fully vested on May 1, 1996, and shall be exercisable at any time during the term thereof, regardless of the Executive's employment status with the Company on the date or dates of exercise thereof. All of the rights and obligations of the Company and the Executive with respect to the issuance of shares of the Common Stock underlying each of said options shall be, as set forth in the form of option annexed hereto as Exhibit A.

               Section 2.3 Employee Benefits. The Company will provide the Executive and her spouse during the term of this Agreement with health insurance coverage (medical and vision) commensurate with the coverages presently provided to the Executive through the plan currently in effect between the Company and Kaiser Permanente/Kaiser Foundation Health Plan, Inc.

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               Section 2.4 Vacation.  The  Executive  shall be entitled to three weeks of paid vacation during each year of the term of this Agreement. The Executive shall coordinate her vacation plans so that she and the Company's Chief Executive shall not be away from the Company at the same time.

               Section 2.5 Executive Benefits.

                      (a) Life Insurance. The Company shall also acquire, continue, renew and/or replace, as necessary, and shall pay all premiums due and owing with respect to, one or more policies insuring the life of the Executive in the aggregate amount of $750,000 during the first year of the term of this Agreement, and $1,000,000 during the second year of such term. The proceeds of such insurance shall be payable to the Executive's chosen beneficiary pursuant to, and in satisfaction of the Company's obligations under, Section 5.3 hereof.

                      (b) Leased Automobile. In consideration of the Executive's relinquishment of her right to take 11 weeks of accrued vacation, and in lieu of her receipt of payment for such benefit, the Company shall lease an automobile for the Executive's exclusive use during the term of this Agreement. The obligation under such lease to be paid by the Company shall not exceed $800.00 per month, provided, however, that the Company shall be responsible for payment for the insurance and maintenance of, and the consumption of fuel by, the automobile.

               Section 2.6 Expense Reimbursement. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred by her in performing the services to be rendered by her hereunder. Such payment/reimbursement shall be made within a reasonably prompt time in accordance with, and upon the Executive's compliance with, the Company's then pertaining expense reimbursement policies and procedures.

                                    ARTICLE 3
                             Proprietary Information

               Section 3.1 Definitions. For purposes of this Agreement, the following definitions shall apply:

                      (a) "Trade Secrets" shall mean all Software, documentation, know-how, and information relating to the past, present, or future business of the Company or any plans therefor, or relating to the past, present, or future business of a third party or plans therefor which are disclosed to the Company, which the Company does not disclose to third parties without restrictions on use or further disclosure; provided, however, Trade Secrets shall not include the general knowledge and experience of the Executive obtained during the employment of the


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Executive by the Company.

                      (b) "Proprietary Information" shall mean Trade Secrets, and any and all processes, methods, techniques, projects, developments, plans, research data, financial data, personnel data, customer lists and supplier lists created by or for the Company which is maintained in confidentiality and disclosed only to other executives or employees of the Company on a need to know basis.

                      (c) "Software" shall mean each of one or more standard computer programs created in whole or in part by the Company and/or its executives and employees or by anyone else as an "employee for hire" of the Company (which each may consist of one or more modules or sub-programs), together with the media upon which it resides, and all accompanying standard documentation pertaining thereto, as well as all "derivative works" thereof, i.e., any source code, object code, software instruction or set of software instructions, or documentation, in human readable or machine readable form, which is in whole or in part based upon, or derived from, Software.

               Section 3.2 The Executive's Obligations Concerning Trade Secrets.

                      (a) During the term of this Agreement and at all times thereafter, the Executive shall treat Trade Secrets on a confidential basis and not disclose them to others without the prior written permission of the Company, or use them for any purpose other than for the performance of services for the Company.

                      (b) Trade Secrets are the Company's sole and exclusive property and the Executive shall surrender to the Company possession of all Trade Secrets in her possession upon any suspension or termination of her employment. If after the suspension or termination of the Executive's employment hereunder, she becomes aware of any Trade Secrets in her possession, she shall promptly surrender possession thereof to the Company.

               Section  3.3  The  Executive's   Obligations  Applicable  to  All
Proprietary Information.

                      (a) During the term of this Agreement and at all times thereafter, the Executive shall not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Board of Directors of the Company, unless and until such Proprietary Information has become public knowledge other than through its unauthorized dissemination by the Executive.

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                      (b)  The  Executive   agrees  that  all  files,   letters,
memoranda, reports, records, data, sketches, drawings, notebooks, program Software diagrams, documentation, schematics and printouts in any tangible media including, but not limited to, paper, photographs, computer disks and tapes and other forms of human-readable and machine-readable media, containing Proprietary Information, whether created by the Executive or others, which shall come into the Executive's custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of her duties for the Company. All such tangible media or copies thereof and all other tangible property of the Company in the Executive's custody or possession shall be delivered to the Company, upon the earlier of (i) a request by the Company or
(ii) termination of the Executive's employment. After such delivery, the Executive shall not retain any such tangible media or copies thereof or any such other tangible property.

                      (c) The Executive agrees that her obligation not to disclose or to use information, know-how and records of the types set forth in Sections 3.3(a) and (b) above, and her obligation to return tangible media and other tangible property, set forth in Section 3.3(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's business.

                      (d) The Executive shall provide the Company with all information, documentation and assistance that it may request to perfect, enforce, or defend the proprietary rights in or based on Trade Secrets. The Company, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected. All such information, documentation and assistance shall be provided at reasonable compensation to the Executive, if provided after any suspension or termination of the Executive's employment.

                                    ARTICLE 4
                             Competitive Activities

               Section 4.1 During the term of her employment hereunder, the Executive shall not:

                      (a) Perform any services, directly or indirectly, for any person or entity competing, directly or indirectly, with the Company;

                      (b) Own, directly or indirectly, an interest (other than a common stock ownership interest of not more than 5% of a corporation listed on a national securities exchange or


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traded through NASDAQ) in any entity competing, directly or indirectly, with the
Company; and

                      (c) Compete, directly or indirectly, with any products or services marketed or offered by the Company.

               Section 4.2 During the one year period after any suspension or termination of the Executive's employment with the Company, the Executive shall not contact, directly or indirectly, any of the Company's customers with whom she had contact during the last year of her employment hereunder for the purpose of soliciting business.

                                    ARTICLE 5
                            Termination of Agreement

               Section  5.1  Events  of  Termination.   The  employment  of  the
Executive shall terminate prior to the end of the term of this Agreement under any of the following circumstances.

                      (a) The death of the Executive.

                      (b) In the event that the Executive shall substantially fail to perform her duties hereunder due to illness or other incapacity, and if such illness or other incapacity shall continue for a period of six months, the Company shall have the right, by notice sent to the Executive at her residence of record with the Company, to terminate the Executive's employment hereunder as of a date (not less than four months after the date of the sending of such notice) to be specified in such notice.

                      (c) In the event of gross malfeasance, gross misconduct or a felony conviction of the Executive, or for other similar good cause materially detrimental to the Company, as determined by a court of competent jurisdiction, the Company shall have the right, by notice thereof sent to the Executive at her residence of record with the Company, to terminate the Executive's employment hereunder "for cause" as of a date specified in such notice.

                      (d) In the event that the Executive resigns as the Company's Senior Vice President and Chief Financial Officer.

                      (e) In the event that (i) a majority of the Company's outstanding Common Stock is acquired by a third party; (ii) substantially all of the Company's assets are acquired by a third party; or (iii) the Company is merged with and into another entity, and in either of such events, such third party or entity or the Executive elects to terminate her employment hereunder.

               Section  5.2 The  Executive's  Entitlements  Upon


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Termination - General.

                      (a) Except to the extent specifically provided for herein, the Executive shall not be entitled to receive any severance pay or other form of compensation upon termination of her employment hereunder.

                      (b) In the event that the Executive's employment hereunder shall terminate pursuant to any of the provisions of Section 5.1 hereof, the Executive (or her estate in the event of her death) shall be entitled to receive all unpaid Compensation1 and bonuses which shall have accrued through the date of termination.

               Section 5.3 The Executive's Entitlements Upon Termination - Death. In the event of termination of this Agreement due to the Executive's death, the sole obligation which the Company shall owe to the Executive's estate (or any other beneficiary of the Executive's choosing) shall be to pay or cause to be paid the insurance benefits described in Section 2.5(a) hereof.

               Section 5.4 The Executive's Entitlements Upon Termination Illness or Incapacity. In the event of termination of this Agreement due to illness or other incapacity, the Executive shall also receive severance pay equal to one year's salary payable in the amount equivalent to her annual salary at the time when the Company shall have sent to the Executive the notice specified in
Section 5.1(b) hereof. Unless otherwise agreed by the Company, such severance shall be paid in the same manner as the Executive's salary would have been paid to her during the course of the applicable period of time.

               Section 5.5 The Executive's Entitlements Upon Termination Change of Control. In the event that the Executive's employment shall terminate pursuant to any of the provisions of Section 5.1(e) hereof, the Executive shall be entitled to receive, in lieu of any benefit or provision made pursuant to any other section or subsection of this Agreement: (a) all salary which otherwise would be due to her during the remainder of the term of this Agreement pursuant to Section 2.1 hereof, payable in the manner provided in such section; (b) all


--------
(1) i.e., the aggregate amount reportable by the Company on the Executive's IRS W-2 form with respect to the salary and employee and executive benefits which he would have received through the date on which termination or death occurs, including all sums payable to the Executive for accrued but unused vacation time, less all payments made during such year to him or for his benefit pursuant to Section 2.1 hereof.



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benefits which otherwise would be due to her during the remainder of the term of this Agreement pursuant to Sections 2.3 and 2.5 hereof, to be provided in the manners provided in such sections; and (c) the sum of $100,000 which shall be payable in a lump sum (less required tax withholdings) not later than 30 days after the date of such termination. The provisions of this Section 5.5 shall survive the termination of this Agreement, and shall be binding upon any third party or entity which acquires a majority of the Company's outstanding Common Stock or substantially all of its assets, or which is the surviving constituent of a merger with the Company.

                                    ARTICLE 6
                                 Indemnification

               Section 6.1 The Executive's Entitlements. Subject to any limitations imposed by applicable law, the Certificate of Incorporation and/or Bylaws of the Company, and until such time as the Company shall enter into a separate indemnification agreement with the Executive, the Company will indemnify and defend the Executive hereunder to the fullest extent permitted by applicable law with respect to all claims for compensatory damages (but not punitive damages or the expenses incurred by the Executive in defending against such claims) alleged against the Executive in any action, suit or proceeding commenced against her by reason of her status as a present or former officer, director or employee of the Company, or any subsidiary or affiliate of the Company, including actions brought by or in the right of the Company to procure a judgment in its favor. The provisions of this Article shall survive the termination of this Agreement.

                                    ARTICLE 7
                               Litigation Expenses

               Section 7.1 Payment by the Company. In the event the Executive becomes a party to any litigation regarding any matter pertaining to this Agreement, or any act of commission or omission alleged to have been made by the Executive while employed by the Company, including actions brought by or in the right of the Company to procure a judgment in its favor (each of which shall hereinafter be referred to as a "Covered Proceeding"), the Executive shall have the right to have her expenses, including, but not limited to all of her legal fees in prosecuting or defending such proceeding, paid by the Company as such expenses are incurred during the course of such Covered Proceeding. This right shall be in addition to any other rights of indemnification the Executive may have under the Certificate of Incorporation or Bylaws of the Company, or pursuant to any Indemnity Agreement or to applicable law. The provisions of this Article shall survive the termination of this Agreement.

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               Section  7.2  Decision  by the  Company  Not to Pay  Expenses  in
Advance. Anything herein or elsewhere contained to the contrary notwithstanding, in the event that the Board of Directors determines in good faith, after reviewing the facts available to it at the time of commencement of a Covered Proceeding, that (a) there is a substantial likelihood that the claims alleged against the Executive will be sustained on the merits; (b) the facts underlying such claims would support a termination of this Agreement for cause pursuant to
Section 5.1(c) hereof; and (c) it would not, under such circumstances, be in the best interest of the Company to pay the expenses incurred by the Executive including, but not limited to all of her legal fees in prosecuting or defending such proceeding, as such expenses are incurred, the Company shall give notice in writing to the Executive of its determination and the facts upon which the same shall be based (a "Determination"). In such event, unless and until the court having jurisdiction over the Covered Proceeding (or another court of competent jurisdiction), after reviewing the relevant facts and the reasons upon which the Determination has been based, orders the Company to undertake to pay the Executive's expenses, as the same are incurred, the provisions of Section 7.1 hereof shall not be deemed to apply to such Covered Proceeding.

                                    ARTICLE 8
                                  Miscellaneous

               Section 8.1 Assignability. This Agreement shall not be assignable by the Executive. This Agreement shall not be assignable by the Company without the prior written consent of the Executive except to a corporation which is the surviving entity in any merger involving the Company, or to a corporation which acquires all or substantially all of the stock or assets of the Company.

               Section 8.2 Notices. All notices, advices, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given to made on the next business day if delivered by facsimile transmission, overnight courier or Express Mail, or on the tenth business day after being mailed by first class, certified mail, postage prepaid, and properly addressed as follows:

To the Company at:
c/o Manhattan Associates
150 East 52nd Street
New York, New York  10022

Attention: Mr. Arthur H. Goldberg

To the Executive at:

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20542 San Jose Street
Chatsworth, California  91311

or to such other address as either party may designate by notice given in accordance with this Article.

               Section 8.3 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successor and assigns.

               Section 8.4 Entire Agreement; Modification Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No termination, modification or amendment of this Agreement shall be binding, unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

               Section 8.5 Sections Headings. The section headings of this Agreement are included for convenience only and shall not affect in any way the construction of interpretation of any of the provisions hereof.

               Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its conflict of laws principles.



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               Section  8.7  Severability.  In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not be in any way impaired.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            Pioneer Commercial Funding Corp.

                                            By:________________________________
                                                       Arthur H. Goldberg,
                                                   Chairman and Chief Executive

                                              _________________________________
                                                             Glenda Klein


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